As filed with the United States Securities and Exchange Commission on June 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MITEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Canada	001-34699	98-0621254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Legget Drive

Ottawa, Ontario, Canada K2K 2W7

(613) 592-2122

(Address of Registrant’s Principal Executive Offices and telephone number)

Mitel Networks Corporation 2017 Omnibus Incentive Plan

(Full title of the plan)

Copy to:

Sandra W. Cohen Cohen & Buckmann P.C. 200 Park Avenue – 17th Floor New York, New York 10166 212-489-9618	Gregory Hiscock Mitel Networks Corporation 350 Legget Drive, Ottawa, Ontario Canada 613-592-2122	Michelle Whittington Mitel Networks Corporation 1146 North Alma School Road Mesa, Arizona 85201 480-961-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Shares, without nominal or par value	9,000,000	$7.48	$67,320,000	$7,802.39

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional Common Shares as is necessary to eliminate any dilutive effect of any future stock split, stock dividend, recapitalization or other similar transactions.
(2)	For the purposes of computing the registration fee only. Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price is based upon the average of the high and low prices per share of Common Stock as reported on NASDAQ Global Market on June 14, 2017.

-i-

EXPLANATORY NOTE

This Registration Statement registers 9,000,000 Common Shares, without nominal or par value (the “Common Shares”), of Mitel Networks Corporation, a corporation organized under the laws of Canada (the “Registrant”), issuable under the Mitel Networks Corporation 2017 Omnibus Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information

As permitted by the rules of the Securities & Exchange Commission (“SEC”), the document containing information specified in Part I of Form S-8 will be sent or given to employees of the Registrant participating in the Plan. Such document(s) are not required to be, and are not, filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus) and other documents required to be delivered to eligible participants pursuant to Rule 428(b) of the Exchange Act are available without charge. Requests should be directed to Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7 (telephone: (469) 574-8134), or by visiting http://investor.mitel.com.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the SEC are hereby incorporated by reference and made a part of this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the period from January 1, 2016 to December 31, 2016, filed with the SEC on March 1, 2017;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 3, 2017; and

(c)	all other reports filed by the Registrant with the SEC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”), except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the Common Shares which are registered hereby will be passed upon by Gregory Hiscock, Esq., Vice President, General Counsel and Corporate Secretary of the Registrant. Gregory Hiscock is regularly employed by the Registrant.

Item 6. Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity. The CBCA also provides that the Registrant may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with such a proceeding.

However, indemnification is prohibited under the CBCA unless:

•	the individual acted honestly and in good faith with a view to the Registrant’s best interests, or, as the case may be, the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s by-laws require it to indemnify each current or former director or officer or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity. The Registrant will indemnify such individual against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of his or her association with the Registrant or such other entity. However, the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Registrant’s, or other such entity’s, best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s by-laws authorize it to purchase and maintain insurance for the benefit of an individual referred to above against any liability incurred by such individual if the individual acts or acted in that capacity at the Registrant’s request. The Registrant has purchased director and officer liability insurance.

The Registrant has entered into indemnity agreements with its directors and certain officers which provide, among other things, that the Registrant will indemnify him or her to the fullest extent permitted by law from and against all losses that a director or officer may reasonably suffer, sustain or incur by reason of such individual being or having been a director or officer, provided that the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Registrant’s best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 4 to the Registrant’s Registration Statement on Form F-1, filed with the SEC on April 16, 2010).

3.2	By-law No. 1A, as amended December 16, 2016 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 22, 2016).

4.1	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 4 to the Registrant’s Registration Statement on Form F-1 filed with the SEC on April 16, 2010).

5.1*	Opinion of Gregory Hiscock, Esq.

10.1	Mitel Networks Corporation 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 18, 2017).

23.1*	Consent of Gregory Hiscock, Esq. (included in Exhibit 5.1).

23.2*	Consent of Deloitte LLP.

24.1*	Powers of Attorney (included in signature page to this Registration Statement).

* filed herewith

Item 9. Undertakings

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Canada, on the 20th day of June, 2017.

MITEL NETWORKS CORPORATION (Registrant)

By:	/s/ Steven E. Spooner
Name:	Steven E. Spooner
Title:	Chief Financial Officer (principal financial officer and principal accounting officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities on the dates indicated.

In addition, each person whose signature appears below constitutes and appoints Gregory Hiscock and Steven Spooner, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Dr. Terence H. Matthews Dr. Terence H. Matthews	Chairman of the Board and Director	June 20, 2017

/s/ Richard McBee Richard McBee	Chief Executive Officer (principal executive officer) and Director	June 20, 2017

/s/ Benjamin H. Ball Benjamin H. Ball	Director	June 20, 2017

/s/ Peter D. Charbonneau Peter D. Charbonneau	Director	June 20, 2017

/s/ Martha H. Bejar Martha H. Bejar	Director	June 20, 2017

/s/ Sudhakar Ramakrishna Sudhakar Ramakrishna	Director	June 20, 2017

/s/ John McHugh John McHugh	Director	June 20, 2017

/s/ David Williams David Williams	Director	June 20, 2017

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of the Registrant in the United States, in the city of Mesa, Arizona, on this 20th day of June, 2017.

/s/ Michelle Whittington
Michelle Whittington
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 4 to the Registrant’s Registration Statement on Form F-1, filed with the SEC on April 16, 2010).

3.2	By-law No. 1A, as amended December 16, 2016 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 22, 2016).

4.1	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 4 to the Registrant’s Registration Statement on Form F-1 filed with the SEC on April 16, 2010).

5.1*	Opinion of Gregory Hiscock, Esq.

10.1	Mitel Networks Corporation 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 18, 2017).

23.1*	Consent of Gregory Hiscock, Esq. (included in Exhibit 5.1).

23.2*	Consent of Deloitte LLP.

24.1*	Powers of Attorney (included in signature page to this Registration Statement).

*	filed herewith